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                                                                   EXHIBIT 10.28


                            OUTBACK STEAKHOUSE, INC.

                     AMENDED AND RESTATED STOCK OPTION PLAN

     1. Purpose. The purpose of this Stock Option Plan ("Plan") is to provide long-term incentives to key employees and members of the board of directors ("Directors") of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Corporation"), its subsidiaries and affiliated partnerships; to compensate existing key employees and Directors for their efforts on behalf of the Corporation and its subsidiaries; to assist in retaining people of ability and initiative in professional, management and other key positions; and to induce such key employees to refrain from competing with the Corporation and its subsidiaries. These purposes are intended to be achieved, in part, through the grant of stock options ("Options"), some of which are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event and to the extent that in connection with the grant of Options intended to qualify as such "Incentive Stock Options" this Plan shall not conform with a pertinent mandatory requirement under Section 422 or any related Treasury Regulation, then this Plan shall be deemed to have incorporated such a mandatory provision and shall be construed accordingly, notwithstanding any other provision contained in this Plan to the contrary.

     2. Administration of the Plan. The Plan shall be administered by a committee of the board of directors of the Corporation (the "Board") or, at the Board's election, by the full Board (such committee or the Board, if it administers the Plan, the "Committee"). Any Committee designated by the Board to administer the Plan shall consist of two or more members. The Committee shall be composed of such members and shall be operated in a manner that will permit Options granted under the Plan to be exempt from the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934 and the rules promulgated by the Securities and Exchange Commission thereunder.

     The Committee shall have full power to interpret and administer the Plan and full authority to select the eligible individuals to whom Options will be granted and to determine the type and amount of Options to be granted to each participant, the terms and conditions of Options granted under the Plan and the terms and conditions of the agreements which will be entered into with participants.

     The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto); to direct employees of the Corporation or other advisors to prepare such materials or perform such analysis as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

     Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be final, binding and conclusive on the Corporation, its stockholders, subsidiaries, and all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them. No member of the Board or of




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the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

     3. Shares Subject to this Plan. The total number of shares which may be issued and sold upon exercise of Options granted pursuant to this Plan shall not exceed 22,500,000 shares of the Corporation's Common Stock, $.01 par value ("Common Stock"), except to the extent of adjustments authorized by Paragraph 7 of this Plan. The maximum number of shares of Common Stock for which options may be granted to any one individual under the Plan during its term is 900,000 per year, except to the extent of adjustments authorized by Paragraph 7 of this Plan. Such Common Stock may be treasury shares or authorized but unissued shares or a combination of the foregoing. If an Option granted under this Plan shall expire or terminate for any reason other than its exercise, the shares subject to, but not delivered under, such Option shall be available for the grant of other Options to the same employee or other employees. The Committee will maintain records showing the cumulative total of number of shares of Common Stock subject to Options outstanding under the Plan.

     4. Eligibility. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Directors, officers and to other key salaried employees of the Corporation or any of its subsidiaries or affiliated partnerships (each an "Optionee") to purchase from the Corporation shares of Common Stock and may fix the number of shares to be covered by such Option. Successive Options may be granted to the same person whether or not the Option or Options first granted to such person remain unexercised. Notwithstanding the foregoing, Options under this Plan shall not be granted to Directors who are not employees of the Company except that each non-employee Director shall receive, upon his or her initial election as a Director, a one time grant of Options for Forty Five Thousand (45,000) shares of Common Stock.

     Options granted under the Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options which are not intended to qualify under Section 422 of the Code; or (iii) both of the foregoing if granted separately, not in tandem. No option granted under the Plan shall be an Incentive Stock Option unless the stock option agreement evidencing such option specifically states that the option is intended to be an Incentive Stock Option.

     5. Term of Option and Transferability. The term of each Option granted under the Plan shall be established by the Committee, but the term of Incentive Stock Options shall not exceed ten years from the date of grant; provided, however, that in the case of an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporations at the time an Option which is intended to qualify as an Inventive Stock Option is granted, the term of such Option shall not exceed five years from the date of grant. No Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by his or her legal guardian or legal representative.

     6. Option Price and Payment. The Option price (which may not be less than fair market value, except that Options may be granted to individuals who are not officers or directors at an Option



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price determined by the weighted average of the fair market of the Company's
Common Stock for the three calendar months preceding the month of grant) shall be established by the Committee, provided that in the case of an Option intended to qualify as an Incentive Stock Option the Option price shall be not less than the fair market value of the shares covered by the Option at the time the Option is granted (110% of such fair market value in the case of an Option intended to qualify as an Incentive Stock Option granted to an individual who, at the time the Option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation, its parent or any of its subsidiaries). If Common Stock of the same class as the stock subject to Incentive Stock Options granted or to be granted hereunder are at any time traded on a national securities exchange, the term "fair market value" shall mean (i) the mean between the highest and lowest selling prices reported by the consolidated stock exchange network for such stock on the date as of which the determination is to be made; or (ii) if there are no sales of such Common Stock reported by the consolidated stock exchange network on such date, the mean between the highest and lowest reported selling prices on the consolidated stock exchange network on the nearest trading date before such date and on which there were such sales. If such shares of Common Stock are at any time traded only otherwise than on a national securities exchange, the term "fair market value" shall mean the mean between the bid and asked prices of the stock as reported by such sources as shall be, in the judgment of the Committee, appropriate evidence of such prices or, if quoted on NASDAQ, the mean between NASDAQ high and low selling prices, as of the close of business on the date for which a determination is being made. If there shall be no trading in such Common Stock at any time, then the term "fair market value" means the value per share of stock as determined by the Committee upon consideration of such financial and market data as the Committee may deem necessary and appropriate. The Option price shall be payable (i) in cash, (ii) by check acceptable to the Corporation,
(iii) by delivery of Common Stock of the sale class of stock subject to the Option, or (iv) a combination of the above so that the sum of the fair market value of any such cash, check or Common Stock equals the Option price.

     7. Adjustments. The Committee shall make or provide for such adjustments in the Option price and in the number or kind of shares of Common Stock or other securities covered by outstanding Options as the Committee in its sole discretion, exercised in good faith, may determine are equitably required to prevent dilution or enlargement of the rights of Optionees that would otherwise result from (i) any share dividend, share split, combination of shares, issuance of rights or warrants to purchase shares, recapitalization or other change in the capital structure of the Corporation; (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall not have the power to reduce the Option price for outstanding Options except in the case of transactions described in the preceding sentence. The Committee shall also make or provide for such adjustments in the number or kind of shares of Common Stock which may be sold under this Plan as the Committee in its sole discretion, exercised in good faith, may determine are appropriate to reflect any transaction or event described in this Section.

     8. Other Terms. Each grant of Options hereunder shall be evidenced by a stock option agreement. Each stock option agreement shall contain provisions established by the Committee setting forth the manner of exercise of such Option, whether the Option granted is intended to qualify or not to qualify as an Incentive Stock Option and such other terms and conditions not inconsistent herewith as shall be approved by the Committee.


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     9. Amendment. This Plan may be amended from time to time by the Board but, without further approval by the stockholders of the Corporation, no such amendment shall (i) increase the aggregate number of shares of Common Stock that may be issued and sold under this Plan (except to the extent authorized by Paragraph 7), (ii) change the designation in Paragraph 4 of the class of employees eligible to receive Options, or (iii) materially increase the benefits accruing to Optionees.

     10. Time of Granting Options. The date of grant of an Option under this Plan shall, for all purposes, be the date on which the Committee makes the determination to grant such Option. Notice of the determination shall be given to each employee to whom an Option is so granted within a reasonable time after the date of such grant.

     11. Termination of Plan. This Plan shall be terminated and no further Options shall be granted hereunder as of the tenth anniversary of the earlier of
(i) the date the Plan is adopted by the Board or (ii) the date this Plan is approved by the Corporation's stockholders.

     12. General Provisions. Neither the adoption of this Plan nor its operation, nor any document describing or referring to this Plan or any part thereof, shall confer upon any Optionee any right to continue in the employ of the Corporation or any parent or subsidiary corporation, or shall in any way affect the right and power of the Corporation or any parent or subsidiary corporation to terminate the employment of any Optionee under the Plan at any time with or without assigning a reason therefor, to the same extent as the Corporation might have done if the Plan had not been adopted.

     13. Compliance with Law and Approval of Regulatory Body. No Option shall be exercisable and no stock will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, compliance with applicable withholding tax requirements, if any, and the rules of all domestic stock exchanges on which the Corporation may be listed. Any stock certificates issued to evidence stock as to which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no stock will be delivered under this Plan, until the Corporation has obtained such consent or approval from the regulatory body, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

     In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option and may require such consents and releases of taxing authorities as the Committee may deem advisable.


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